Exhibit 4.49

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT
SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of October 21, 2015, by and among SCORPIO BULKERS INC., a company incorporated under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), the Lenders party hereto and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to a Credit Agreement, dated as of December 30, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of March 6, 2015 and as further amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”); and
WHEREAS, subject to the terms and conditions of this Second Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided.
NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.
1.Section 8.07(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(d)    Minimum Interest Coverage. Commencing with the Test Period ending on March 31, 2017, the Borrower will not permit the Interest Coverage Ratio for any Test Period to be less than:
(i)    on the last day of each Test Period from and including the Test Period ending March 31, 2017 to and including the Test Period ending December 31, 2017: 1.00 to 1.00, calculated:

(A)	in respect of the Test Period ending March 31, 2017, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarter ending March 31, 2017 only;

(B)	in respect of the Test Period ending June 30, 2017, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2017 and June 30, 2017 only;

(C)
in respect of the Test Period ending September 30, 2017, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2017, June 30, 2017 and September 30, 2017 only; and

(D)	in respect of the Test Period ending December 31, 2017, using Consolidated EBITDA and Consolidated Net Interest Expense for the four fiscal quarter period ending December 31, 2017; and

Exhibit 4.49

(ii)    on the last day of each Test Period from and including the Test Period commencing January 1, 2018: 2.50 to 1.00, calculated quarterly on a trailing four-quarter basis.”
2.Section 8.07(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(e)    Collateral Maintenance. The Borrower will not permit the sum of (x) the Aggregate Appraised Value of the Collateral Vessels which have not been sold, transferred, lost or otherwise disposed of (it being understood that permitted chartering arrangements do not constitute disposals for this purpose) and (y) any Additional Collateral to fall below an amount that is equal to or less than 140% of the aggregate outstanding principal amount of the Loans; provided that, from the date that is the earlier of (A) the final Vessel Acquisition Borrowing Date and (B) February 6, 2017 until December 31, 2017, the sum of clause (x) and (y) above shall not be less than 150% of the aggregate outstanding principal amount of the Loans; provided, further, that any non-compliance with this Section 8.07(e) shall not constitute an Event of Default (but shall constitute a Default), so long as within 60 days of the occurrence of such non-compliance, the Borrower shall either (x) post Additional Collateral (and shall during such period, and prior to satisfactory completion thereof, be diligently carrying out such actions) or (y) prepay Loans in an amount sufficient to cure such non-compliance.”
II.    Miscellaneous Provisions.
1.In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date (as defined herein) after giving effect to this Second Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).

2.This Second Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein except as set forth herein or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Collateral Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Second Amendment.

3.This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Exhibit 4.49

5.This Second Amendment shall become effective as of September 30, 2015 (the “Second Amendment Effective Date”) when:

(i)the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / e-mail: myip@whitecase.com); and
(ii)the Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses in connection with the Second Amendment (including, without limitation, the reasonable fees and expenses of White & Case LLP).

6.From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby. From and after the Second Amendment Effective Date, this Second Amendment shall for all purposes constitute a Credit Document.
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Exhibit 4.49

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.
SCORPIO BULKERS INC., as Borrower

/s/ Cameron Mackey
By:__________________________________
Name: Cameron Mackey
Title: Chief Operating Officer

[signature page to Scorpio Bulkers Inc. Second Amendment]

Exhibit 4.49

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent and as Lender

/s/ Erik Havnvik
By:__________________________________
Name: Erik Havnvik
Title: Vice President

/s/ Martin Lunder
By:__________________________________
Name: Martin Lunder
Title: Senior Vice President

[signature page to Scorpio Bulkers Inc. Second Amendment]

Exhibit 4.49

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Lender

By:	/s/ Ame Juell-Skielse
Name: Ame Juell-Skielse
Title:

By:	/s/ Helene Hellners
Name: Helene Hellners
Title: